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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AETHLON MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                                13-3632859
           ------                                                ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

   3030 Bunker Hill Street, Suite 4000
          San Diego, California                                    92109
          ---------------------                                    -----
(Address of principal executive offices)                         (Zip Code)


                 AMENDED AND RESTATED 2003 CONSULTANT STOCK PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                 James A. Joyce
                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109

                     (Name and address of agent for service)

                                 (858) 458-7800
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer [  ]                Accelerated filer [ ]
   Non-accelerated filer   [  ]                Smaller reporting company [ X ]
   (Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

------------------------------ -------------------- ---------------------------- ---------------------------- ----------------------
  TITLE OF SECURITIES TO BE       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
         REGISTERED               REGISTERED(1)          PRICE PER SHARE(2)           OFFERING PRICE(2)          REGISTRATION FEE(2)
------------------------------ -------------------- ---------------------------- --------------------------- ----------------------
Common Stock                         1,000,000                 $0.29                      $290,000                         $16.19
------------------------------ -------------------- ---------------------------- ---------------------------- ----------------------

(1) Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.


(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on July 9, 2009, as reported on the OTC Electronic Bulletin Board.





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                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is currently effective.

On March 29, 2004, Aethlon Medical, Inc., a Nevada corporation, filed a Registration Statement (333-114017) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,000,000 shares of its common stock which had been authorized and reserved for issuance under the 2003 Consultant Stock Plan. An additional 2,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-127911) filed with the Securities and Exchange Commission (the "Commission") on August 29, 2005. The contents of these Registration Statements are hereby incorporated by reference into this Registration Statement. A prior Registration Statement filed on August 9, 2007 (333-145290) was filed to register an additional 2,000,000 shares of common stock under the Amended and Restated 2003 Consultant Stock Plan.

This Registration Statement will register an additional 1,000,000 shares of common stock under the Amended and Restated 2003 Consultant Stock Plan. The Board of Directors of the Registrant has approved the increase in the number of shares available for grant under the Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report for the fiscal year ended March 31, 2009, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-K on July 2, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The description of the Registrant's common stock, which is included in the Registration Statement on Form SB-2, filed with the Commission on December 18, 2000.

                  (c) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


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         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation permit it to limit the liability of its directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, the Registrant's Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Registrant. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, the Registrant will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, the Registrant will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

         The provisions of the Registrant's Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in the Articles of Incorporation or Bylaws.

         The Registrant believes that the indemnity provisions contained in its bylaws and the limitation of liability provisions contained in its certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and the Registrant is not aware of any pending or threatened material litigation that may result in claims for indemnification by any of its directors or executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.





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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

      5.       Opinion regarding legality
      23.1     Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
      23.2     Consent of Law Office of Jennifer A. Post (included in Exhibit 5)
      99.1     Amended and Restated 2003 Consultant Stock Plan


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ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering;

      (3) To remove from registration any of the securities that remain unsold at the end of the offering by means of a post-effective amendment; and

      (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

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      (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 10th day of July, 2009.


                              AETHLON MEDICAL, INC.
                              A Nevada Corporation


                               /s/ James A. Joyce
                               --------------------------------------------
                               By: James A. Joyce
                               Its:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  July 10, 2009                 /s/ James A. Joyce
                                      ------------------------------------------
                                      James A. Joyce, Chairman


Dated:  July 10, 2009                 /s/ Franklyn S. Barry, Jr.
                                      ------------------------------------------
                                      Franklyn S. Barry, Jr., Director


Dated:  July 10, 2009                 /s/ Edward G. Broenniman
                                      ------------------------------------------
                                      Edward G. Broenniman, Director


Dated:  July 10, 2009                 /s/ Richard H. Tullis
                                      ------------------------------------------
                                      Richard H. Tullis, Director


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                                INDEX TO EXHIBITS

Exhibit Number    Description

     5.        Opinion regarding legality
     23.1      Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
     23.2      Consent of Law Office of Jennifer A. Post (included in Exhibit 5)
     99.1      Amended and Restated 2003 Consultant Stock Plan


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